[Letterhead]
                                                 Arthur Andersen LLP
                                                 Suite 800
                                                 18201 Von Karman Avenue
                                                 Irvine, CA 92612-1006
                                                 714 757 3100


   February 1, 1999

   Office of the Chief Accountant
   Securities and Exchange Commission
   450 Fifth Street, NW
   Washington, DC 20549



   Dear Sir:

   We have read Item 4 included in the Form 8-K dated January 25, 1999 of Metalclad Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

   Very truly yours,

     /s/ Arthur Andersen LLP

   Arthur Andersen LLP



   AMP/L02001DK

   Copy to:
   Mr. Anthony C. Dabbene
   Chief Financial Officer
   Metalclad Corporation